UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2009 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   617-402-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2009, Todd Y. Park informed athenahealth, Inc. (the “Company”) that, effective as of August 10, 2009, he will resign as a member of the Company’s Board of Directors. Mr. Park, who is a co-founder and has served as a director of the Company since January 1, 2008, made his decision out of his desire to accept the position of Chief Technology Officer for the U.S. government’s Department of Health and Human Services and not as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Park will be required to divest his stock position in the Company in order to meet the requirements of his government service. A copy of a press release issued by the Company regarding Mr. Park’s announcement is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

          (d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by athenahealth, Inc. on August 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

August 3, 2009	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
VP, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by athenahealth, Inc. on August 3, 2009